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                                                                 Exhibit T3A-26.

                         MCI CONSULTING ENGINEERS, INC.

The undersigned natural person or persons, having the capacity to contract and acting as incorporator or incorporators of a corporation under the Tennessee Business Corporation Act, adopt the following Charger for such corporation:

ONE:     The name of the corporation is MCI Consulting Engineers, Inc.

TWO: The principal office of the corporation in the State of Tennessee is at 3325 Perimeter Hill Drive, Nashville, TN 37211 in the County of Davidson, TN. The registered agent at this address is Kenneth L Faulk.

THREE:   The corporation shall have perpetual existence.

FOUR:    The corporation is for profit.

FIVE:    The purposes for which this corporation is organized are:

         (a) To engage in a general consulting engineering-geological business and in the general practice of geology in all of its branches, and in that capacity to make, conduct and supervise research, surveys, investigations and constructions into all matter and things in the fields of such science and technology.

         (b) To do generally all and every other thing necessary and incident to the objects and powers herein granted and to transact any and all other businesses and perform any and all services generally incidental to or connected with any of the foregoing purposes.

SIX: The total number of shares which this corporation is authorized to issue is ONE HUNDRED (100) shares of Common Stock with no par value.

SEVEN: The minimum amount of capital with which the corporation will commence business is ONE THOUSAND DOLLARS ($1,000.00).

EIGHT: The shareholders and Board of Directors of said corporation may act by written consent pursuant to the

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        provisions of Tennessee Code Annotated, Section 48-1402; and the Board
        of Directors may act by resolution pursuant to the provisions of Tennessee Code Annotated, Section 48-8 10.

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NINE:    The name and address of each incorporator is:

         Charles S. Higgins, 4245 Jamesborough, Nashville, TN 37215.

         This Charter to be effective as of December 31, 1989.

DATE:    November 5, 1989

                                           /s/ Charles S. Higgins, Jr.
                                           -------------------------------------
                                           Charles S. Higgins, Jr. -

Incorporator

STATE OF TENNESSEE

COUNTY OF DAVIDSON

Personally appeared before me, Sharlon Lynn Gibbs, a Notary Public in and for said State and County, the within named Charles S. Higgins, Jr., the Incorporator, with whom I am personally acquainted and acknowledged that he executed the foregoing application for a Charter of Incorporation for the purposes therein contained and expressed.

WITNESS my hand and official seal at Franklin, TN, this the 18th day of December, 1989.

                                                     /s/Sharlon Lynn Gibbs
                                                     ---------------------------
                                                     Notary Public

My Commission expires: July 18, 1992

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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                         MCI Consulting Engineers, Inc.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.       The name of the corporation is MCI Consulting Engineers, Inc.

2.       The text of each amendment adopted is:

         "ONE : The name of the corporation is ERCE Hydro Services Corporation.

3.       The corporation is a for-profit corporation.

4. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

5. The amendment was duly adopted on November 29, 1990 by (the shareholders).

[NOTE:  Please strike the choices which do not apply to this amendment.]

6. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effective is

November 29, 1990 (date) 5 p.m. (time),

[NOTE: The delayed effective date shall not be later than the 90th day after the date this document is filed by the Secretary of State.]

November 28, 1990                             MCI Consulting Engineers, Inc.

Signature Date                                Name of Corporation

Secretary                                     /s/ Sharon G. Province
                                              ______________________
___________________                           Signature
Signer's Capacity

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                                                   Sharon G. Province
                                                   ----------------------------
                                                   Name (typed or printed)

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